Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-234745, 333-235967, 333-239232, and 333-256464) on Form S-8 and in the registration statements (Nos. 333-235780, 333-237991, 333-248642, and 333-248657) on Form S-3 of our reports dated March 10, 2022, with respect to the consolidated financial statements of DermTech, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Diego, California

March 10, 2022